UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue

Suite 1250

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 5, 2013, Summit Midstream Partners, LP (the “Partnership”) issued a press release regarding the launch of a private offering of $300,000,000 aggregate principal amount of senior notes (the “Notes”) to be issued by Summit Midstream Holdings, LLC, a direct, wholly owned subsidiary of the Partnership (“Summit Holdings”), and Summit Midstream Finance Corp., a direct, wholly-owned subsidiary of Summit Holdings. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference herein. As of the three months ended March 31, 2013 and the year ended December 31, 2012, on a pro forma basis to give effect to the Notes offering, the Partnership would have had a pro forma ratio of earnings to fixed charges of 2.05 and 1.70, respectively. Please see Exhibit 12.1 filed herewith for our definition of ratio of earnings to fixed charges.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the Unites States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
12.1	Computation of Ratio of Earnings to Fixed Charges
99.1	Press release of Summit Midstream Partners, LP, dated as of June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: June 5, 2013	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
12.1	Computation of Ratio of Earnings to Fixed Charges
99.1	Press release of Summit Midstream Partners, LP, dated as of June 5, 2013